UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

VENUS CONCEPT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900

Toronto, Ontario M2J 4Y8

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (877) 848-8430

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2020, Venus Concept Ltd., an Israeli corporation and wholly-owned subsidiary of Venus Concept Inc., a Delaware corporation (the “Company”), entered into an amendment to its master asset purchase agreement dated as of January 26, 2018 (the “MAPA”), by and among Venus Concept Ltd., Amalgo Corporation, an Ontario corporation, as Canadian Vendor, Amalgo Holding Corp., a Delaware corporation, Amalgo Solutions Corp., a Delaware corporation, and Amalgo US Corp., a Delaware corporation, as US Vendors, Amalgo (formerly Societe De Promotion Et Diffusion D’equipement Medical Medicamat), a French corporation, as French Vendor and Miriam Merkur, an individual resident in the Province of Ontario, together with the Canadian, US and French Vendors, the “Vendor Parties”. The amendment to the MAPA dated as of September 25, 2020 by and among Venus Concept Ltd. and the Vendor Parties (the “MAPA Amendment”) amends the terms of the MAPA in accordance with Section 1.12 of the MAPA to establish an installment payment plan for the remaining portion of the Earn-Out Amount due under the MAPA.

The description of the MAPA Amendment is qualified in its entirety by the terms of the MAPA Amendment. A copy of the MAPA Amendment is attached hereto as Exhibit 10.1.

On September 30, 2020, the Company, entered into an amendment to its credit agreement dated as of October 11, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Madryn Credit Agreement”), by and among Venus Concept Canada Corp., an Ontario corporation and Venus Concept USA Inc. (collectively, the “Borrowers”), the Company, as a Guarantor, Venus Concept Ltd., as a Guarantor, the other Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), and Madryn Health Partners, LP, as Administrative Agent (“Madryn”). The Fourteenth Amendment to Credit Agreement dated as of September 30, 2020, by and among the Company, the Borrowers, the Lenders and Madryn (the “Amendment”), amends the Madryn Credit Agreement to (i) require that fifty percent (50%) of the interest payments for the period beginning July 1, 2020 and ending on, and including, September 30, 2020 (the “Second PIK Period”), be paid in cash, (ii) the remaining fifty percent (50%) of the interest payments for the Second PIK Period, be paid in kind (the “Second PIK Period Paid-in-Kind Interest”), and (iii) increase the interest rate applicable to the Second PIK Period Paid-in-Kind Interest from 9.00% per annum to 10.50% per annum during the Second PIK Period.

The description of the Amendment is qualified in its entirety by the terms of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	MAPA Amendment to Master Asset Purchase Agreement dated as of September 25, 2020, by and among Venus Concept Ltd. and the Vendor Parties.

10.2	Fourteenth Amendment to Credit Agreement dated as of September 30, 2020, by and among the Company, the Borrowers, the Guarantors, the Lenders and Madryn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer

Date: October 1, 2020